Exhibit 5.1

January 13, 2023

Sitio Royalties Corp.

1401 Lawrence St., Suite 1750

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Sitio Royalties Corp., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) relating to:

(i)

the issuance by the Company of up to 1,144,718 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), which may be issued upon the exercise of outstanding warrants (the “Private Placement Warrants”) initially purchased from the Company’s predecessor by Osprey Sponsor, LLC in a private placement that closed simultaneously with the closing of the Company’s predecessor’s initial public offering on July 26, 2017 (the “Warrant Exercise Shares”); and

(ii)

the offer and sale, from time to time, by the selling securityholders identified in the Registration Statement, a supplement to the Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein and their permitted transferees of an aggregate of up to 73,734,001 shares of Class A common stock pursuant, which may be issued upon redemption of an equal number of common units representing limited partnership interests (the “OpCo Units”) in Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“OpCo”), together with the cancellation of an equal number of shares of the Company’s Class C common stock, par value $0.0001 per share (the “Class C Conversion Shares”).

The securities described in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Securities.”

We have also participated in the preparation of a Prospectus relating to the offering of the Securities (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Second Amended and Restated Limited Partnership Agreement of OpCo (the “OpCo LPA”), (iii) the Warrant Agreement, dated July 20, 2017 between the Company and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated December 29, 2022 by and among the Company and other parties thereto, (iv) the Registration Rights Agreement, dated as of July 20, 2017, by and between Falcon Minerals Corporation (the Company’s predecessor) and Osprey Sponsor, LLC, which was entered into in connection with the Company’s predecessor’s initial public offering, (v) the Registration Rights

Agreement, dated as of August 23, 2018, by and among the Company’s predecessor and the other parties thereto, which was entered into in connection with the Company’s predecessor’s initial public offering, (vi) the Registration Rights Agreement, dated as of January 11, 2022, by and among the Company’s predecessor and the other parties thereto, which was entered into in connection with the consummation of a merger transaction between the Company and Falcon Minerals Corporation, (vii) the Registration Rights Agreement, dated as of December 29, 2022, by and among the Company and the other parties thereto, which was entered into in connection with the consummation of a merger transaction between the Company and Brigham Minerals, Inc., (viii) the Registration Statement and the Prospectus and (ix) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. In addition, we have reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (vii) all Securities will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Prospectus, any applicable prospectus supplement and the Registration Statement, (viii) the Prospectus identifying the selling stockholders will be delivered to any purchaser of the Securities as required in accordance with applicable federal and state securities laws and (ix) at the time of issuance of any Warrant Exercise Shares and Class C Conversion Shares, (a) the Company will be validly existing and duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Warrant Exercise Shares and Class C Conversion Shares and (c) the Company will have made available for issuance such number of Warrant Exercise Shares or Class C Conversion Shares.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

(i)

the Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the Private Placement Warrants, will be validly issued, fully paid and nonassessable.

(ii)

when both (a) the board of directors of the Company has taken all necessary action to approve the issuance of the offering of the Securities and related matters and (b) the Securities have been properly issued and delivered in accordance with the terms of the OpCo LPA, the Class C Conversion Shares will be validly issued, fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

Our opinions herein are limited in all respects to the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.